UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2023

Dynavax Technologies Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-34207	33-0728374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, Suite 720
Emeryville, California		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 510 848-5100

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DVAX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 30, 2023, the Board of Directors (the “Board”) of Dynavax Technologies Corporation (the “Company”) approved the amendment and restatement of the Management Continuity and Severance Agreements for Ryan Spencer, David Novack, and the Company’s other named executive officers (the “Restated Management Agreements”), effective as of July 5, 2023. The Company most recently filed a form of Management Continuity and Severance Agreement on August 7, 2019 as Exhibit 10.2 to its Quarterly Report on Form 10-Q (No. 001-34207) (the “Prior Management Agreement”).

Under the Restated Management Agreements, the executives who have executed such agreements will be provided with enhanced benefits as described below.

If, during the three months prior to, upon or during the 24 months following a Change of Control (as defined in the Restated Management Agreement), the executive’s employment is involuntarily terminated, the executive will, subject to the execution of an effective release of claims, be entitled to receive:

•
a lump-sum cash payment equal to 24 months (for Mr. Spencer), 21 months (for Mr. Novack), and 18 months (for the other named executive officers) of the executive’s annual base salary;
•
a lump-sum cash payment equal to 200% (for Mr. Spencer), 175% (for Mr. Novack), and 150% (for the other named executive officers) of the greater of (i) the executive’s annual target bonus for the year of such termination and (ii) the average of the executive’s actual bonus payouts for the three prior years;
•
if such termination occurs before payment of the executive’s annual bonus for the prior year, a lump-sum cash payment equal to the amount of the executive’s annual target bonus for the prior year or, to the extent already determined and greater than such annual target bonus, the amount of the executive’s actual bonus for the prior year; provided, however, that if the Board or compensation committee of the Board has determined prior to such termination that, as a result of the Company’s performance, no bonuses will be paid for the prior year to any individuals, then such amount will not be paid;
•
with respect to any equity awards granted to the executive by the Company, fully accelerated vesting of any such time-based awards and accelerated vesting at the target level of performance of any such performance-based awards, in each case to the extent outstanding and unvested on the date of such termination;
•
with respect to any stock options granted to the executive by the Company, if such stock options are assumed, continued or substituted by the acquiring entity in such Change of Control, an extended period of exercisability until one year following such termination (but in any event not beyond each option’s expiration date), to the extent outstanding and vested on the date of such termination; and
•
payments equal to the applicable premiums for coverage under the Company’s health, dental and vision insurance plans pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”) for 24 months (for Mr. Spencer), 21 months (for Mr. Novack), and 18 months (for the other named executive officers).

In the case of an involuntary termination not in connection with a Change of Control, the executive will, subject to the execution of an effective release of claims, be entitled to receive:

•
a lump-sum cash payment equal to 18 months (for Mr. Spencer), 15 months (for Mr. Novack), and 12 months (for the other named executive officers) of the executive’s annual base salary;
•
a lump-sum cash payment equal to the executive’s annual target bonus for the year of such termination, pro-rated based on the date of such termination;
•
if such termination occurs before payment of the executive’s annual bonus for the prior year, a lump-sum cash payment equal to the amount of the executive’s annual target bonus for the prior year or, to the extent already determined and greater than such annual target bonus, the amount of the executive’s actual bonus for the prior year; provided, however, that if the Board or compensation committee of the Board has determined prior to such termination that, as a result of the Company’s performance, no bonuses will be paid for the prior year to any individuals, then such amount will not be paid;
•
with respect to any time-based equity awards granted to the executive by the Company, 18 months (for Mr. Spencer), 15 months (for Mr. Novack), and 12 months (for the other named executive officers) of accelerated vesting of any such awards, to the extent outstanding and unvested on the date of such termination;
•
with respect to any stock options granted to the executive by the Company, an extended period of exercisability until one year following such termination (but in any event not beyond each option’s expiration date), to the extent outstanding and vested on the date of such termination; and

•
payments equal to the applicable premiums for coverage under the Company’s health, dental and vision insurance plans pursuant to COBRA for 18 months (for Mr. Spencer), 15 months (for Mr. Novack), and 12 months (for the other named executive officers).

The other terms and conditions of the Restated Management Agreements are substantially consistent with the form of Prior Management Agreement.

The foregoing description of the terms of the Restated Management Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the Company’s standard form of Amended and Restated Management Continuity and Severance Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending June 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dynavax Technologies Corporation

Date:	July 5, 2023	By:	/s/ Kelly MacDonald
Kelly MacDonald Senior Vice President, CFO